    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1996
                                               REGISTRATION NO. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ______________________
                          ADVANCED LOGIC RESEARCH, INC.
             (Exact name of Registrant as specified in its charter)

                             ______________________
           DELAWARE                                       33-0084573
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                               9401 JERONIMO ROAD
                          IRVINE, CALIFORNIA 92718-1908
               (Address of principal executive offices) (Zip code)

                             ______________________
                   DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the Plan)

                             ______________________
                                     GENE LU
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          ADVANCED LOGIC RESEARCH, INC.
                9401 JERONIMO ROAD, IRVINE, CALIFORNIA 92718-1908
               (Address, including zip code, of agent for service)
                                 (714) 581-6770
          (Telephone number, including area code, of agent for service)
                             ______________________

                         CALCULATION OF REGISTRATION FEE


                                                          Proposed              Proposed
   Title of                                                Maximum               Maximum
  Securities                        Amount                Offering              Aggregate             Amount of
     to be                          to be                   Price               Offering            Registration
  Registered                     Registered(1)           per Share(2)           Price(2)                 Fee

Options to purchase                120,000                   N/A                  N/A                     N/A
Common Stock

Common Stock,                   120,000 shares             $7.375               $885,000                $305.17
$0.01 par value


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Directors' Non-Qualified Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Advanced Logic Research, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Advanced Logic Research, Inc. on August 22, 1996, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Advanced Logic Research, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, filed with the SEC on December 27, 1995;


         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1995, March 31, 1996, and June 30, 1996, filed with the SEC on February 14, 1996, May 15, 1996, and August 14, 1996, respectively;

         (c) The Registrant's Registration Statement No. 00-018753 on Form 8-A, filed with the SEC on August 8, 1990, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.


         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As authorized by the Delaware General Corporation Law, as amended (the "Delaware Law"), the Registrant's charter documents provide that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Registrant or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Registrant's charter documents provide for indemnification of the directors and officers of the Registrant to the fullest extent authorized under Delaware Law, and that if the Delaware Law is amended to authorize broader indemnification of officers and directors or the further elimination or limitation of the liability of a director, then such indemnification shall be increased and such liability shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


ITEM 8.  EXHIBITS

Exhibit No.       Exhibit
- -----------       -------

     4            Instruments Defining Rights of Stockholders.  Reference is
                  made to Registrant's Registration Statement No. 00-018753 on
                  Form 8-A which is incorporated herein by reference pursuant to
                  Item 3(c).
     5            Opinion of Brobeck, Phleger & Harrison LLP.
     23.1         Consent of Independent Accountants -- KPMG Peat Marwick LLP.
     23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
     24           Power of Attorney.  Reference is made to page II-4 of this
                  Registration Statement.
     99.1         Directors' Non-Qualified Stock Option Plan.
     99.2         Form of Directors' Non-Qualified Stock Option Agreement.


ITEM 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's Directors' Non-Qualified Stock Option Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in
Item 6, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on this 22nd day of August, 1996.


                                       ADVANCED LOGIC RESEARCH, INC.


                                       By: /s/ Gene Lu
                                           -------------------------------------
                                           Gene Lu
                                           Chairman of the Board, President
                                           and Chief Executive Officer



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

           That the undersigned officers and directors of Advanced Logic Research, Inc., a Delaware corporation, do hereby constitute and appoint Gene Lu and Ronald J. Sipkovich, and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

           IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                                  Title                                       Date
- ----------                                  -----                                       ----



/s/ Gene Lu                                 Chairman of the Board, President            August 22, 1996
- ----------------------------                and Chief Executive Officer
Gene Lu                                     (Principal Executive Officer)

Signatures                                  Title                                       Date
- ----------                                  -----                                       ----



/s/ Ronald J. Sipkovich                     Vice President, Finance and                 August 22, 1996
- ---------------------------                 Administration, Chief Financial
Ronald J. Sipkovich                         Officer and Secretary (Principal
                                            Financial and Accounting Officer)





/s/ Chun Win Wong                           Director                                    August 22, 1996
- ---------------------------
Chun Win Wong




/s/ Philip A. Harding                       Director                                    August 22, 1996
- ---------------------------
Philip A. Harding




/s/ Therese E. Myers                        Director                                    August 22, 1996
- ---------------------------
Therese E. Myers




                                            Director                                             , 1996
- ---------------------------                                                             ---------
Kenneth W. Simonds

                                  EXHIBIT INDEX




Exhibit No.       Exhibit
- -----------       -------

     4            Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-018753 on Form
                  8-A, which is incorporated herein by reference pursuant to
                  Item 3(c).
     5            Opinion of Brobeck, Phleger & Harrison LLP.
     23.1         Consent of Independent Accountants - KPMG Peat Marwick LLP.
     23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
     24           Power of Attorney.  Reference is made to page II-4 of this
                  Registration Statement.
     99.1         Directors' Non-Qualified Stock Option Plan.
     99.2         Form of Directors' Non-Qualified Stock Option Agreement.